Exhibit 99.1

Protega Pharmaceuticals collaborates with Wellgistics to support pharmacist education and increase patient access to the first and only FDA-approved abuse-deterrent immediate-release opioid, ROXYBOND™

ROXYBOND, formulated with patented, first-of-its-kind abuse-deterrent technology SentryBond™, is designed to provide multiple levels of protection

Princeton, New Jersey, March 04, 2025 (GLOBE NEWSWIRE) — Wellgistics Health, Inc. (NASDAQ: WGRX, the “Company”), a holding company for various existing and planned strategic businesses centered around healthcare technology and pharmaceutical services, today announced that its wholly owned subsidiary, Wellgistics LLC, is collaborating with Protega Pharmaceuticals Inc. (“Protega”). Protega is the innovative specialty pharmaceutical company that launched ROXYBOND™ (oxycodone hydrochloride), the first and only FDA-approved abuse-deterrent immediate-release (IR) opioid pain medication in the U.S. The collaboration is meant to support pharmacist education on abuse-deterrent pain management options and regulatory compliance as well as increase patient access to ROXYBOND™ for appropriately prescribed patients.

Wellgistics LLC is a pharmaceutical wholesaler and National Association of Boards of Pharmacy (“NABP”) authorized distributor that serves over 5,400 independent pharmacies across all 50 states. The relationship will support education to these pharmacies and help provide distribution of ROXYBOND™ to appropriately prescribed patients, particularly in underserved and rural areas where Wellgistics LLC’s independent pharmacy clients play a critical role in patient care.

“We are excited to commence our first collaboration with an NABP authorized distributor that aligns perfectly with our mission to make the opioid market safer,” said Paul Howe, Chief Commercial Officer of Protega. “Considering the complexities surrounding pain management and opioid prescribing, it is critical that independent pharmacists are equipped with evidence-based education to help make informed decisions that support public health objectives. Our joint mission with Wellgistics LLC addresses this need and represents a significant milestone in further support of a controlled, compliant, and responsible distribution network for abuse-deterrent pain management solutions.”

More states are introducing legislation addressing insurance companies’ coverage of abuse-deterrent products for pain management, if available. With a focus on responsible pain management and the development of novel products formulated with its patented SentryBond™ abuse-deterrent technology, Protega introduced ROXYBOND™ which is the only FDA-approved line of IR opioids.

“Regulatory integrity and patient safety are the foundation of everything we do at Wellgistics Health (NASDAQ: WGRX). As an NABP-authorized distributor, and utilizing a fully serialized ERP for supply chain traceability —we ensure independent pharmacies have the tools, education, and access they need to dispense medications like ROXYBOND™ responsibly,” said Brian Norton, Chief Executive officer of the Company. Our agreement with Protega is a prime example of how we deliver value across the entire pharmacy ecosystem—connecting drug manufacturers with our compliance, education, and access in a way that protects patients and empowers pharmacists to operate with confidence and integrity.”

Through the collaboration, pharmacists will be provided with educational resources that both incorporate applicable FDA regulations, DEA guidelines, and best practices in responsible opioid dispensing and inform pharmacists about FDA-approved abuse-deterrent formulations like ROXYBOND™ and the role of these formulations in pain management.

The educational focus will encompass both ROXYBOND™ and responsible pain management as a whole, emphasizing safe and effective pain treatment options while mitigating risks, the role of abuse-deterrent formulations (ADF) in public health strategies, and pharmacist responsibilities in preventing misuse, diversion, and overprescribing.

Protega’s innovative SentryBond™ technology platform integrates inactive excipients with active pharmaceutical ingredients in a tablet that is specifically designed to frustrate abuse via various methods of manipulation and routes of administration. When subjected to manipulation and/or attempts at extraction, the formulation is designed to maintain the intended release profile of extended-release products and to delay the release of immediate-release products. However, abuse is still possible by intranasal, intravenous, and oral routes.

On September 5, 2024, the FDA approved a new 10 mg strength of ROXYBOND™, expanding Protega’s line of abuse-deterrent IR opioids, which also includes 5 mg, 15 mg, and 30 mg tablet options. ROXYBOND™’s availability in four dosages can enhance flexibility and precision in opioid therapy, by aiming to support both physicians and patients in achieving more effective and safer pain management outcomes. Depending on a patient’s individual circumstances, the range of doses may provide better options for pain control, reduce the risk of side effects by finding the lowest effective dose, and provide a smoother transition during dosing transitions. For physicians, it can allow for more flexible dosing for pain levels, better titration, and help optimize risk management across diverse patient populations.

About Protega Pharmaceuticals Inc.

Protega Pharmaceuticals Inc. is a privately held specialty pharmaceutical company dedicated to the advancement of prescription drug abuse deterrence through continued innovation and development. Recognizing the unmet public health need to combat the escalating crisis of prescription opioid abuse and misuse, Protega has responded with a line of immediate-release abuse-deterrent opioid products. Protega’s proprietary SentryBond™ abuse-deterrent technology is designed to provide multiple levels of protection and could potentially be utilized in other medications to help deter misuse and abuse. For more information, visit www.ProtegaPharma.com.

About Wellgistics Health, Inc.

Wellgistics Health, Inc. is a holding company for existing and future planned operating companies centered around healthcare technology and pharmaceutical services. It seeks to be a micro health ecosystem, with a portfolio of companies consisting of a technology platform, pharmacy, and wholesale operations that provide novel prescription hub and clinical services. The Company is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, the Company intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. Wellgistics LLC is a wholly owned subsidiary of the Company, focusing on wholesale operations including the distribution and fulfillment of certain pharmaceutical medications to a network of independent pharmacies. For more information, please visit the Company’s website at www.wellgisticshealth.com and Wellgistics LLC’s website at www.wellgistics.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, the Company’s statements regarding the potential benefits of ROXYBOND™ as well as the Company’s strategy and descriptions of its future operations, prospects, and plans.. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

INDICATION

ROXYBOND™ is indicated for the management of pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate.

Limitations of Use

Because of the risks of addiction, abuse, and misuse with opioids, which can occur any dosage or duration, reserve ROXYBOND for use in patients for whom alternative treatment options (e.g., non-opioid analgesics or opioid combination products):

●	Have not been tolerated or are not expected to be tolerated,

●	Have not provided adequate analgesia or are not expected to provide adequate analgesia.

ROXYBOND should not be used for an extended period of time unless the pain remains severe enough to require an opioid analgesic and for which alternative treatment options continue to be inadequate.

IMPORTANT SAFETY INFORMATION

WARNING: SERIOUS AND LIFE-THREATENING RISKS FROM USE OF ROXYBOND

Addiction, Abuse, and Misuse

Because the use of ROXYBOND exposes patients and other users to the risks of opioid addiction, abuse, and misuse, which can lead to overdose and death, assess each patient’s risk prior to prescribing and reassess all patients regularly for the development of these behaviors and conditions.

Life-Threatening Respiratory Depression

Serious, life-threatening, or fatal respiratory depression may occur with use of ROXYBOND, especially during initiation or following a dosage increase. To reduce the risk of respiratory depression, proper dosing and titration of ROXYBOND are essential.

Accidental Ingestion

Accidental ingestion of even one dose of ROXYBOND, especially by children, can result in a fatal overdose of oxycodone.

Risks From Concomitant Use With Benzodiazepines Or Other CNS Depressants

Concomitant use of opioids with benzodiazepines or other central nervous system (CNS) depressants, including alcohol, may result in profound sedation, respiratory depression, coma, and death. Reserve concomitant prescribing of ROXYBOND and benzodiazepines or other CNS depressants for use in patients for whom alternative treatment options are inadequate.

Neonatal Opioid Withdrawal Syndrome (NOWS)

If opioid use is required for an extended period of time in a pregnant woman, advise the patient of the risk of NOWS, which may be life-threatening if not recognized and treated. Ensure that management by neonatology experts will be available at delivery.

Opioid Analgesic Risk Evaluation and Mitigation Strategy (REMS)

Healthcare providers are strongly encouraged to complete a REMS-compliant education program and to counsel patients and caregivers on serious risks, safe use, and the importance of reading the Medication Guide with each prescription.

Cytochrome P450 3A4 Interaction

The concomitant use of ROXYBOND with all cytochrome P450 3A4 inhibitors may result in an increase in oxycodone plasma concentrations, which could increase or prolong adverse reactions and may cause potentially fatal respiratory depression. In addition, discontinuation of a concomitantly used cytochrome P450 3A4 inducer may result in an increase in oxycodone plasma concentration. Regularly evaluate patients receiving ROXYBOND and any CYP3A4 inhibitor or inducer.

CONTRAINDICATIONS

ROXYBOND is contraindicated in patients with:

●	Significant respiratory depression

●	Acute or severe bronchial asthma in an unmonitored setting or in the absence of resuscitative equipment or hypercarbia

●	Known or suspected gastrointestinal obstruction, including paralytic ileus

●	Known hypersensitivity (e.g., anaphylaxis) to oxycodone

WARNINGS AND PRECAUTIONS

Addiction, Abuse, and Misuse

ROXYBOND contains oxycodone, a Schedule II controlled substance. As an opioid, ROXYBOND exposes users to the risks of addiction, abuse, and misuse.

Although the risk of addiction in any individual is unknown, it can occur in patients appropriately prescribed ROXYBOND. Addiction can occur at recommended dosages, when taken as directed, and if the drug is misused or abused.

Assess each patient’s risk for opioid addiction, abuse, or misuse prior to prescribing ROXYBOND, and reassess all patients receiving ROXYBOND for the development of these behaviors and conditions. Risks are increased in patients with a personal or family history of substance abuse (including drug or alcohol abuse or addiction) or mental illness (e.g., major depression). The potential for these risks should not, however, prevent the proper management of pain in any given patient. Patients at increased risk may be prescribed opioids such as ROXYBOND but use in such patients necessitates intensive counseling about the risks and proper use of ROXYBOND along with frequent reevaluation for signs of addiction, abuse, and misuse. Consider prescribing naloxone for the emergency treatment of opioid overdose.

Opioids are sought for nonmedical use and are subject to diversion from legitimate prescribed use. Consider these risks when prescribing or dispensing ROXYBOND. Strategies to reduce these risks include prescribing the drug in the smallest appropriate quantity and advising the patient on careful storage of the drug during the course of treatment and on the proper disposal of unused drugs. Contact local state professional licensing board or state-controlled substances authority for information on how to prevent and detect abuse or diversion of this product.

Life-Threatening Respiratory Depression

Serious, life-threatening, or fatal respiratory depression has been reported with the use of opioids, even when used as recommended. Respiratory depression, if not immediately recognized and treated, may lead to respiratory arrest and death. Management of respiratory depression may include close observation, supportive measures, and use of opioid antagonists, depending on the patient’s clinical status. Carbon dioxide (CO2) retention from opioid-induced respiratory depression can exacerbate the sedating effects of opioids.

While serious, life-threatening, or fatal respiratory depression can occur at any time during the use of ROXYBOND, the risk is greatest during the initiation of therapy or following a dosage increase.

To reduce the risk of respiratory depression, proper dosing and titration of ROXYBOND are essential. Overestimating the ROXYBOND dosage when converting patients from another opioid product can result in fatal overdose with the first dose.

Accidental ingestion of even one dose of ROXYBOND, especially by children, can result in respiratory depression and death due to an overdose of oxycodone.

Educate patients and caregivers on how to recognize respiratory depression and emphasize on the importance of calling 911 or getting emergency medical help right away in the event of a known or suspected overdose.

Opioids can cause sleep-related breathing disorders including central sleep apnea (CSA) and sleep-related hypoxemia. Opioid use increases the risk of CSA in a dose-dependent fashion. In patients who present with CSA, consider decreasing the opioid dosage using best practices for opioid taper.

Patient Access to Naloxone for the Emergency Treatment of Opioid Overdose

Discuss the availability of naloxone for the emergency treatment of opioid overdose with the patient and caregiver and assess the potential need for access to naloxone, both when initiating and renewing the treatment with ROXYBOND. Inform patients and caregivers about the various ways to obtain naloxone as permitted by individual state naloxone dispensing and prescribing requirements or guidelines (e.g., by prescription, directly from a pharmacist, or as part of a community-based program). Educate patients and caregivers on how to recognize respiratory depression and emphasize the importance of calling 911 or getting emergency medical help, even if naloxone is administered.

Consider prescribing naloxone, based on the patient’s risk factors for overdose, such as concomitant use of CNS depressants, a history of opioid use disorder, or prior opioid overdose. The presence of risk factors for overdose should not prevent the proper management of pain in any given patient. Also consider prescribing naloxone if the patient has household members (including children) or other close contacts at risk for accidental ingestion or overdose. If naloxone is prescribed, educate patients and caregivers on how to treat with naloxone.

Risks from Concomitant Use with Benzodiazepines or Other CNS Depressants

Profound sedation, respiratory depression, coma, and death may result from the concomitant use of ROXYBOND with benzodiazepines and/or other CNS depressants, including alcohol (e.g., non-benzodiazepine sedatives/hypnotics, anxiolytics, tranquilizers, muscle relaxants, general anesthetics, antipsychotics, other opioids). Because of these risks, reserve concomitant prescribing of these drugs for use in patients for whom alternative treatment options are inadequate.

Observational studies have demonstrated that concomitant use of opioid analgesics and benzodiazepines increases the risk of drug-related mortality compared to use of opioid analgesics alone. Because of similar pharmacological properties, it is reasonable to expect similar risk with the concomitant use of other CNS depressant drugs with opioid analgesics.

If the decision is made to prescribe a benzodiazepine or other CNS depressant concomitantly with an opioid analgesic, prescribe the lowest effective dosages and minimum durations of concomitant use. In patients already receiving an opioid analgesic, prescribe a lower initial dose of the benzodiazepine or other CNS depressant than indicated in the absence of an opioid, and titrate based on clinical response. If an opioid analgesic is initiated in a patient already taking a benzodiazepine or other CNS depressant, prescribe a lower initial dose of the opioid analgesic, and titrate based on clinical response. Inform patients and caregivers of this potential interaction and educate them on the signs and symptoms of respiratory depression (including sedation). If concomitant use is warranted, consider prescribing naloxone for the emergency treatment of opioid overdose.

Advise both patients and caregivers about the risks of respiratory depression and sedation when ROXYBOND is used with benzodiazepines or other CNS depressants (including alcohol and illicit drugs). Advise patients not to drive or operate dangerous machinery until the effects of concomitant use of the benzodiazepine or other CNS depressant have been determined. Screen patients for risk of substance use disorders, including opioid abuse and misuse, and warn them of the risk for overdose and death associated with the use of additional CNS depressants including alcohol and illicit drugs.

Neonatal Opioid Withdrawal Syndrome

Use of ROXYBOND for an extended period of time during pregnancy can result in withdrawal in the neonate. Neonatal opioid withdrawal syndrome, unlike opioid withdrawal syndrome in adults, may be life threatening if not recognized and treated, and requires management according to protocols developed by neonatology experts. Observe newborns for signs of neonatal opioid withdrawal syndrome and manage accordingly. Advise pregnant women using opioids for an extended period of time of the risk of neonatal opioid withdrawal syndrome and ensure that appropriate treatment will be available.

Opioid Analgesic Risk Evaluation and Mitigation Strategy (REMS)

To ensure that the benefits of opioid analgesics outweigh the risks of addiction, abuse, and misuse, the Food and Drug Administration (FDA) has required a Risk Evaluation and Mitigation Strategy (REMS) for these products. Under the requirements of the REMS, drug companies with approved opioid analgesic products must make REMS-compliant education programs available to healthcare providers. Healthcare providers are strongly encouraged to do all of the following:

●	Complete a REMS-compliant education program offered by an accredited provider of continuing education (CE) or another education program that includes all the elements of the FDA Education Blueprint for Health Care Providers Involved in the Management or Support of Patients with Pain.

●	Discuss the safe use, serious risks, and proper storage and disposal of opioid analgesics with patients and/or their caregivers every time these medicines are prescribed. The Patient Counseling Guide (PCG) can be obtained at this link: www.fda.gov/OpioidAnalgesicREMSPCG.

●	Emphasize to patients and their caregivers the importance of reading the Medication Guide that they will receive from their pharmacist every time an opioid analgesic is dispensed to them.

●	Consider using other tools to improve patient, household, and community safety, such as patient-prescriber agreements that reinforce patient-prescriber responsibilities.

To obtain further information on the opioid analgesic REMS and for a list of accredited REMS CME/CE, call 1-800-503-0784, or log on to www.opioidanalgesicrems.com. The FDA Blueprint can be found at www.fda.gov/OpioidAnalgesicREMSBlueprint.

Risks of Concomitant Use or Discontinuation of Cytochrome P450 3A4 Inhibitors and Inducers

Concomitant use of ROXYBOND with a CYP3A4 inhibitor, such as macrolide antibiotics (e.g., erythromycin), azole-antifungal agents (e.g., ketoconazole), and protease inhibitors (e.g., ritonavir), may increase plasma concentrations of oxycodone and prolong opioid adverse reactions, which may cause potentially fatal respiratory depression, particularly when an inhibitor is added after a stable dose of ROXYBOND is achieved. Similarly, discontinuation of a CYP3A4 inducer, such as rifampin, carbamazepine, and phenytoin, in ROXYBOND-treated patients may increase oxycodone plasma concentrations and prolong opioid adverse reactions. When using ROXYBOND with CYP3A4 inhibitors or discontinuing CYP3A4 inducers in ROXYBOND-treated patients, evaluate patients at frequent intervals and consider dosage reduction of ROXYBOND until stable drugs effects are achieved.

Concomitant use of ROXYBOND with CYP3A4 inducers or discontinuation of a CYP3A4 inhibitor could decrease oxycodone plasma concentrations, decrease opioid efficacy or, possibly, lead to a withdrawal syndrome in a patient who had developed physical dependence to oxycodone. When using ROXYBOND with CYP3A4 inducers or discontinuing CYP3A4 inhibitors, evaluate patients at frequent intervals and consider increasing the opioid dosage if needed to maintain adequate analgesia or if symptoms of opioid withdrawal occur.

Opioid-Induced Hyperalgesia and Allodynia

Opioid-Induced Hyperalgesia (OIH) occurs when an opioid analgesic paradoxically causes an increase in pain, or an increase in sensitivity to pain. This condition differs from tolerance, which is the need for increasing doses of opioids to maintain a defined effect. Symptoms of OIH include (but may not be limited to) increased levels of pain upon opioid dosage increase, decreased levels of pain upon opioid dosage decrease, or pain from ordinarily non-painful stimuli (allodynia). These symptoms may suggest OIH only if there is no evidence of underlying disease progression, opioid tolerance, opioid withdrawal, or addictive behavior.

Cases of OIH have been reported, both with short-term and longer-term use of opioid analgesics. Though the mechanism of OIH is not fully understood, multiple biochemical pathways have been implicated. Medical literature suggests a strong biologic plausibility between opioid analgesics and OIH and allodynia. If a patient is suspected to be experiencing OIH, carefully consider appropriately decreasing the dose of the current opioid analgesic or opioid rotation (safely switching the patient to a different opioid moiety).

Life-Threatening Respiratory Depression in Patients with Chronic Pulmonary Disease or in Elderly, Cachectic, or Debilitated Patients

The use of ROXYBOND in patients with acute or severe bronchial asthma in an unmonitored setting or in the absence of resuscitative equipment is contraindicated.

Patients with Chronic Pulmonary Disease: ROXYBOND-treated patients with significant chronic obstructive pulmonary disease or cor pulmonale, and those with a substantially decreased respiratory reserve, hypoxia, hypercapnia, or pre-existing respiratory depression are at increased risk of decreased respiratory drive including apnea, even at recommended dosages of ROXYBOND.

Elderly, Cachectic, or Debilitated Patients: Life-threatening respiratory depression is more likely to occur in elderly, cachectic, or debilitated patients because they may have altered pharmacokinetics or altered clearance compared to younger, healthier patients.

Regularly evaluate patients, particularly when initiating and titrating ROXYBOND and when ROXYBOND is given concomitantly with other drugs that depress respiration. Alternatively, consider the use of non-opioid analgesics in these patients.

Adrenal Insufficiency

Cases of adrenal insufficiency have been reported with opioid use, more often following greater than one month of use. Presentation of adrenal insufficiency may include non-specific symptoms and signs including nausea, vomiting, anorexia, fatigue, weakness, dizziness, and low blood pressure. If adrenal insufficiency is suspected, confirm the diagnosis with diagnostic testing as soon as possible. If adrenal insufficiency is diagnosed, treat with physiologic replacement doses of corticosteroids. Wean the patient off of the opioid to allow adrenal function to recover and continue corticosteroid treatment until adrenal function recovers. Other opioids may be tried as some cases reported use of a different opioid without recurrence of adrenal insufficiency. The information available does not identify any particular opioids as being more likely to be associated with adrenal insufficiency.

Severe Hypotension

ROXYBOND may cause severe hypotension including orthostatic hypotension and syncope in ambulatory patients. There is increased risk in patients whose ability to maintain blood pressure has already been compromised by a reduced blood volume or concurrent administration of certain CNS depressant drugs (e.g., phenothiazines or general anesthetics). Regularly evaluate these patients for signs of hypotension after initiating or titrating the dosage of ROXYBOND. In patients with circulatory shock, use of ROXYBOND may cause vasodilation that can further reduce cardiac output and blood pressure. Avoid use of ROXYBOND in patients with circulatory shock.

Risks of Use in Patients with Increased Intracranial Pressure, Brain Tumors, Head Injury, or Impaired Consciousness

In patients who may be susceptible to the intracranial effects of CO2 retention (e.g., those with evidence of increased intracranial pressure or brain tumors), ROXYBOND may reduce therespiratory drive, and the resultant CO2 retention can further increase intracranial pressure. Monitor such patients for signs of sedation and respiratory depression, particularly when initiating therapy with ROXYBOND.

Opioids may obscure the clinical course in a patient with a head injury. Avoid the use of ROXYBOND in patients with impaired consciousness or coma.

Risks of Use in Patients with Gastrointestinal Conditions

ROXYBOND is contraindicated in patients with gastrointestinal obstruction, including paralytic ileus.

The oxycodone in ROXYBOND may cause spasm of the sphincter of Oddi. Opioids may cause increases in serum amylase. Regularly evaluate patients with biliary tract disease, including acute pancreatitis, for worsening symptoms.

Increased Risk of Seizures in Patients with Seizure Disorders

The oxycodone in ROXYBOND may increase the frequency of seizures in patients with seizure disorders and may increase the risk of seizures occurring in other clinical settings associated with seizures. Regularly evaluate patients with a history of seizure disorders for worsened seizure control during ROXYBOND therapy.

Withdrawal

Do not abruptly discontinue ROXYBOND in a patient physically dependent on opioids. When discontinuing ROXYBOND in a physically-dependent patient, gradually taper the dosage. Rapid tapering of oxycodone in a patient physically dependent on opioids may lead to a withdrawal syndrome and return of pain.

Additionally, avoid the use of mixed agonist/antagonist (e.g., pentazocine, nalbuphine, and butorphanol) or partial agonist (e.g., buprenorphine) analgesics in patients who are receiving a full opioid agonist analgesic, including ROXYBOND. In these patients, mixed agonist/antagonist and partial agonist analgesics may reduce the analgesic effect and/or precipitate withdrawal symptoms.

Risks of Driving and Operating Machinery

ROXYBOND may impair the mental or physical abilities needed to perform potentially hazardous activities such as driving a car or operating machinery. Warn patients not to drive or operate dangerous machinery unless they are tolerant to the effects of ROXYBOND and know how they will react to the medication.

ADVERSE REACTIONS

The common adverse reactions seen on initiation of therapy with oxycodone hydrochloride tablets are dose related and are opioid related adverse reactions. The most frequent of these included nausea, constipation, vomiting, headache, pruritus, insomnia, dizziness, asthenia, and somnolence.

DRUG INTERACTIONS

Concomitant use of ROXYBOND with a CYP3A4 and CYP2D6 inhibitor, such as macrolide antibiotics (e.g., erythromycin), azole-antifungal agents (e.g., ketoconazole), and protease inhibitors (e.g., ritonavir), may increase plasma concentrations of oxycodone and prolong opioid adverse reactions, which may cause potentially fatal respiratory depression, particularly when an inhibitor is added after a stable dose of ROXYBOND is achieved.

Concomitant use of ROXYBOND and CYP3A4 inducers can decrease the plasma concentration of oxycodone, resulting in decreased efficacy or onset of a withdrawal syndrome in patients who have developed physical dependence to oxycodone.

Due to additive pharmacologic effect, the concomitant use of benzodiazepines or other CNS depressants, including alcohol, can increase the risk of hypotension, respiratory depression, profound sedation, coma, and death.

The concomitant use of opioids with other drugs that affect the serotonergic neurotransmitter system has resulted in serotonin syndrome.

MAOI interactions with opioids may manifest as serotonin syndrome or opioid toxicity.

Mixed agonist/antagonist and partial agonist opioid analgesics may reduce the analgesic effect of ROXYBOND and/or may precipitate withdrawal symptoms.

Oxycodone may enhance the neuromuscular blocking action of skeletal muscle relaxants and produce an increased degree of respiratory depression.

Opioids can reduce the efficacy of diuretics by inducing the release of antidiuretic hormone.

The concomitant use of anticholinergic drugs may increase risk of urinary retention and/or severe constipation, which may lead to paralytic ileus.

Please see full Prescribing Information, including BOXED WARNINGS for additional Important Safety Information and Medication Guide or at www.protegapharma.com.

To report SUSPECTED ADVERSE REACTIONS, contact Protega Pharmaceuticals Inc. at 1-844-798-3610 or FDA at 1-800-FDA-1088 or www.fda.gov/safety.

Media Contacts

Protega:
Greg Salsburg

STiR-communications
greg@stir-communications.com

Wellgistics Health, Inc.:

IR@wellgistics.com